================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): April 5, 2006

                           -------------------------

                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                           -------------------------

    DELAWARE                        0-21487                     13-3904147

(STATE OR OTHER             (COMMISSION FILE NUMBER)           (IRS EMPLOYER
JURISDICTION OF                                              IDENTIFICATION NO.)
INCORPORATION)

                  75 WEST 125TH STREET, NEW YORK, NY 10027-4512
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's telephone number, including area code: (212) 876-4747

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

         On April 5, 2006, Carver Bancorp, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Community Capital Bank ("Community Capital"). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Community Capital will merge (the "Merger") with and into a wholly owned subsidiary of the Company to be formed prior to the closing, with Community Capital being the surviving entity. Following the Merger, the Company intends to hold Community Capital as a separate commercial bank subsidiary of the Company and not merge Community Capital with and into Carver Federal Savings Bank. At the effective time and as a result of the Merger, Community Capital stockholders will be entitled to receive $40.00 in cash in exchange for each issued and outstanding share of Community Capital common stock.

         A copy of the joint press release, dated April 6, 2006, announcing the execution of a definitive agreement between the Company and Community Capital is attached as Exhibit 99.1 to this report.

         The Company and Community Capital have each made customary representations, warranties and covenants in the Merger Agreement. In addition, Community Capital made certain additional covenants including, among others, covenants, subject to certain exceptions, (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (iv) for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative acquisition proposals and (vi) not to enter into discussions concerning or provide confidential information in connection with alternative acquisition proposals.

         Consummation of the Merger is subject to certain conditions, including, among others (i) approval of Community Capital's stockholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) the receipt of certain governmental approvals and (iv) the accuracy of representations and warranties made by the Company or Community Capital's business, as applicable.

         The Merger Agreement contains certain termination rights for both the Company and Community Capital. Community Capital will owe the Company a termination fee equal to $500,000 (i) if the Merger Agreement is terminated because Community Capital's board of directors fails to recommend the Merger and the transactions contemplated by the Merger Agreement to Community Capital's stockholders, or withdraws its recommendation or modifies its recommendation in a manner adverse to the Company; (ii) if Community Capital terminates the Merger Agreement to accept an alternative transaction; or (iii) if the Merger Agreement is terminated in certain circumstances and Community Capital enters into or consummates another transaction within one year of such termination.

         The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following Exhibits are filed as part of this report.

         2.1 Agreement and Plan of Merger, dated April 5, 2006, by and between Carver Bancorp, Inc. and Community Capital Bank.

         99.1 Joint Press Release, dated April 6, 2006, announcing the execution of a definitive agreement between Carver Bancorp, Inc. and Community Capital Bank.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CARVER BANCORP, INC.


                                                   By: /s/ Deborah C. Wright
                                                       -----------------------
                                                       Deborah C. Wright
                                                       Chairman, President and
                                                       Chief Executive Officer


Dated:  April 6, 2006

                                  EXHIBIT INDEX

EXHIBIT NUMBER   DESCRIPTION
--------------   -----------
2.1              Agreement and Plan of Merger, dated April 5, 2006, by and
                 between Carver Bancorp, Inc. and Community Capital Bank.

99.1 Joint Press Release, dated April 6, 2006, announcing the execution of a definitive agreement between Carver Bancorp, Inc. and Community Capital Bank.